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                                 EXHIBIT 99.1
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                                 PRESS RELEASE


                                                  For release: December 28, 1998
                         Contact: Rick S. Rees, Executive Vice President and CFO
                          John S. Hastings, Vice President of Investor Relations
                                                                  (228) 896-0029

                 HALTER MARINE GROUP REVISES EARNINGS OUTLOOK

GULFPORT, MS, December 28, 1998 Halter Marine Group, Inc. (AMEX: HLX) today announced that it expects its third quarter ending December 31, 1998 to be marginally profitable compared to Wall Street expectations of $0.27 per share. The Company will announce earnings for the third quarter after the close of business on January 26, 1999, and conduct a conference call on January 27 at 9:00 am CST to discuss its quarterly results and the outlook for the remainder of fiscal 1999.

"The projected earnings shortfall is primarily related to construction cost overruns on six drill barges under construction in the Company's Rigs segment," said John Dane III, chairman, president and chief executive officer. "Last quarter the Company reported that engineering delays and owner changes had impacted the profitability on three of the barges. These problems combined with inefficient manning on all of the barges in order to meet contractual delivery dates have resulted in a larger loss than originally estimated."

Dane continued, "Rapid expansion at TDI-Halter's eight Texas yards has resulted in a large number of less experienced workers and insufficient supervision. The inherent inefficiencies of rapid growth have been compounded by engineering delays and production rework. In an effort to maximize the utilization of our best supervisory management, we have consolidated five of TDI-Halter's operations into one."

"The problems encountered at TDI-Halter are largely the same issues that we are successfully addressing at our Vessel segment through Project ABC," Dane said. "Just as our Project ABC process improvement teams have identified ways to correct these problems in our Vessels segment, the same techniques will be exported to TDI-Halter as soon as possible."


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HALTER REVISES EARNINGS
DECEMBER 28, 1998
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"Our board and management have long had the goal of profitably growing Halter
Marine Group to $1 billion in revenue by the year 2000," Dane continued. "In light of the steep drop in energy prices and the accompanying reductions in capital spending announced by major oil companies, that growth goal will likely not be met. In fact, fiscal year 2000 revenues will likely be less than our current fiscal year revenues."

"That is not to say that growth opportunities do not exist for shipbuilders. Halter Marine Group currently has more than $150 million in projects that have either been recently added to our backlog or are in the final stages of negotiations," Dane said. "These projects illustrate the diversity that is Halter's strength and that will enable it to weather a downturn in the company's core offshore energy business."

"We have been building our Company's infrastructure to support these aggressive growth goals. Therefore, during the coming months we will carefully evaluate long-term market opportunities and short-term infrastructure demands and make the necessary cost reductions while preserving our ability to capitalize on the inevitable energy market rebound," Dane said.


Certain statements (other than statements of historical fact) contained in this announcement are forward-looking statements. Forward-looking statements are generally accompanied by words such as "anticipate," "believe," "estimate" or "expect" or similar statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove correct. Factors that could cause the Company's results to differ materially from the results discussed in such forward-looking statements include risks such as intense competition, contractual, labor, regulatory and other risks in the shipbuilding industry, and risks relating to the market for offshore support vessels and offshore mobile rigs. All forward-looking statements in this announcement are expressly qualified in their entirety by the cautionary statements in this paragraph.